As filed with the Securities and Exchange Commission on September 4, 2019

Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8800

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Justin M. Hall, Esq.

President, Chief Executive Officer and General Counsel

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, DC 20037

(202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share(3)	1,371,427	$0.55	$754,284.85	$91.42
Shares of Common Stock underlying Warrants(4)	1,371,427	$0.55	$754,284.85	$91.42
TOTAL	2,742,854	—	$1,508,569.70	$182.84

(1)

The shares of our common stock, par value $0.01 (“Common Stock”) being registered hereunder are being registered for sale by the selling securityholders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar events.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices of our common stock as reported on the NYSE American on August 30, 2019, a date within five business days prior to the filing of this Registration Statement.

(3)

Consists of 1,371,427 shares of Common Stock, sold to three accredited investors, Xiao Rui Liu, Hai Dong Pang and Ping Huang (the “Selling Securityholders”), for $1.75 per share, pursuant to that certain Securities Purchase Agreement, dated June 17, 2019, by and between NovaBay Pharmaceuticals, Inc. and the Selling Securityholders (the “Purchase Agreement”).

(4)	Consists of 1,371,427 shares of Common Stock underlying warrants, which have an exercise price of $0.87 per share, issued to the Selling Securityholders, pursuant to the Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2019

PROSPECTUS

1,371,427 Shares of Common Stock

and

1,371,427 Shares of Common Stock Issuable upon Exercise of Warrants

This prospectus relates to the resale of (1) 1,371,427 shares (the “Shares”) of NovaBay Pharmaceuticals Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), sold to three accredited investors, Xiao Rui Liu, Hai Dong Pang and Ping Huang (each, a “Selling Securityholder” and collectively, the “Selling Securityholders”) pursuant to a Security Purchase Agreement (the “Purchase Agreement”) by and between the Company and the Selling Securityholders, dated June 17, 2019 and (2) 1,371,427 shares of Common Stock (the “Warrant Shares”) to be issued upon the exercise of the warrants issued to the Selling Securityholders on June 26, 2019 (the “Warrants”), pursuant to the Purchase Agreement.

The Selling Securityholders may sell all or a portion of the Shares or, after exercise, the Warrant Shares being offered pursuant to this prospectus at the prevailing market prices at the time of sale or at negotiated prices. We provide more information about the Selling Securityholders in the section entitled “Selling Securityholders” on page 8 of this prospectus.

We will not receive any proceeds from the sale of the Shares or Warrant Shares by the Selling Securityholders. However, we will receive proceeds from the exercise of the Warrants unless the Warrants are exercised in a cashless exercise.

The Company’s Common Stock is subject to quotation on the NYSE American under the symbol “NBY.” On September 3, 2019, the last reported sales price for the Company’s Common Stock was $0.5249 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is September 4, 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	5
SELLING SECURITYHOLDERS	8
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	11
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	12

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described under the heading “Where You Can Find More Information” in this prospectus.

This prospectus and the documents incorporated by reference in this prospectus include important information about us and the securities being offered. You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information that is in addition to or different from that is contained, or incorporated by reference, in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus or any issuance of our shares of Common Stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information appearing in this prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Unless the context indicates otherwise in this prospectus, the terms “NovaBay,” the “Company,” the “Registrant,” “we,” “our” or “us” in this prospectus refer to NovaBay Pharmaceuticals, Inc.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the financial data and related notes, risks of investing in our securities discussed under the heading “Risk Factors” and other information incorporated by reference in this prospectus. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Overview

NovaBay Pharmaceuticals, Inc. (the “Company”) is a medical device company predominantly focused on eye care. We are currently focused primarily on commercializing Avenova®, an FDA cleared product sold in the United States for cleansing and removing foreign material including microorganisms and debris from skin around the eye, including the eyelid.

Avenova is formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin around the eye without burning or stinging. Avenova is free from the bleach impurities found in nearly all other hypochlorous products and is safe for long term use.

In the first quarter of 2019, many national insurance payors stopped reimbursing Avenova. Despite consistent demand for Avenova, we were challenged by the costs of maintaining an expanded commercial organization with our new lower net selling price.  In the second quarter, we made a strategic shift by significantly reducing the number of field sales representatives by about three-quarters and redeploying our remaining representatives in territories that account for about 95% of retail pharmacy sales.  This shift allowed us to effectively utilize our streamlined commercial resources to reach higher-prescribing physicians while significantly reducing our operating expenses.

Going forward, our core business strategy will center around increasing sales of Avenova in all distribution channels: (1) Avenova Direct, our direct-to-consumer model, allowing customers to forego time-consuming doctor visits and trips to the pharmacy; (2) Retail Pharmacies, selling to consumers through local pharmacies across 50 states; (3) our Partner Pharmacy Program; providing a consistent patient experience at contracted pricing; and (4) our Buy-and-Sell channel, allowing patients to buy Avenova during their office visits to their preferred eye care specialist.

Beyond Avenova, we have developed additional products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® for the wound care market and CelleRx® for the dermatology market. For NeutroPhase we have established a U.S. distribution partner and an international distribution partner in China. For CelleRx, we plan to begin selling directly to the consumer before the end of the year in a low-cost online distribution channel. Avenova, NeutroPhase, and CelleRx are medical devices cleared by the FDA under the Food and Drug Administration Act Section 510(k).

Recent Developments

On August 8, 2019, the Company entered into a securities purchase agreement for the sale to the Selling Securityholders of (i) 2,700,000 shares of the Company’s Series A Non-Voting Convertible Preferred Stock (the “Preferred Stock”) that will automatically convert into 2,700,000 shares of Common Stock (the “Conversion Shares”), at a ratio of 1:1, upon the approval of the Company’s stockholders following such issuance and (ii) Common Stock purchase warrants (the “Preferred Warrants”) exercisable for 2,700,000 shares of Common Stock with each warrant exercisable upon the approval of the Company’s stockholders, for an aggregate purchase price of $2.7 million (the “Preferred Offering”).

The purchasers in the Preferred Offering are the Selling Securityholders: Hai Dong Pang (who purchased Preferred Stock convertible to 800,000 shares of Common Stock and Preferred Warrants exercisable for 800,000 shares of Common Stock), Xiao Rui Liu (who purchased Preferred Stock convertible to 400,000 shares of Common Stock and Preferred Warrants exercisable for 400,000 shares of Common Stock) and Ping Huang (who purchased Preferred Stock convertible to 1,500,000 shares of Common Stock and Preferred Warrants exercisable for 1,500,000 shares of Common Stock). China Kington Asset Management Co. Ltd. served as placement agent for the Preferred Offering in exchange for a commission equal to six percent (6%) of the gross proceeds received by the Company upon the closing of the Preferred Offering.

On August 8, 2019, the Company also sold (i) an aggregate of 4,198,566 shares of the Company’s Common Stock in a registered direct offering and (ii) unregistered Common Stock warrants to purchase up to an aggregate of 4,198,566 shares of Common Stock in a private placement (collectively, the “Common Offering”). The Selling Securityholders did not participate in the Common Offering. Ladenburg Thalmann & Co. Inc. served as placement agent in the Common Offering for (i) a cash fee equal to 6% of the gross proceeds generated from the Common Offering, (ii) an issuance of warrants to purchase up to 167,942 shares of the Common Stock, which represent 4% of the shares of Common Stock sold in the Common Offering, with an exercise price of 125% of the public offering price per share of Common Stock, and (iii) a reimbursement of the placement agent’s expenses in an amount not to exceed $60,000, each pursuant to the terms of that certain Placement Agency Agreement between the Company and the placement agent, dated August 8, 2019.

For more information about the Preferred Offering and Common Offering, please refer to our Current Reports on Form 8-K filed with the SEC on August 9, 2019 and August 13, 2019, which are incorporated herein by reference.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, as described under the caption “Incorporation of Certain Information by Reference.”

Company Information

The Company was incorporated under the laws of the State of California on January 19, 2000, as NovaCal Pharmaceuticals, Inc. It had no operations until July 1, 2002, on which date it acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, it changed its name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In June 2010, the Company changed the state in which it was incorporated, which we refer to as the “Reincorporation” and is now incorporated under the laws of the State of Delaware.

Our corporate address is 2000 Powell Street, Suite 1150, Emeryville, California  94608, and our telephone number is (510) 899-8800.  Our website address is www.novabay.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

The Offering

This prospectus relates to the resale by the Selling Securityholders listed in this prospectus of up to 2,742,854 shares of our Common Stock, of which 1,371,427 Warrant Shares are issuable upon the exercise of the Warrants. Our Common Stock is currently listed on the NYSE American under the symbol “NBY.” All of the Shares and Warrant Shares, if sold, will be sold by the Selling Securityholders. Such Selling Securityholders may sell their shares of our Common Stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any of the proceeds from the sale of the Shares or Warrant Shares by the Selling Securityholders. However, in the case of the Warrants, upon a cash exercise of the Warrants, we will receive, for each share of Common Stock exercised, the exercise price of $0.87. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Special NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares or the Warrant Shares by the Selling Securityholders pursuant to this prospectus. The Warrant Shares are issuable upon exercise of the Warrants to purchase our Common Stock. Upon any exercise of the Warrants for cash, the Selling Securityholders would pay us the exercise price of the Warrants. The cash exercise price of the Warrants is $0.87 per share of our Common Stock. Under certain conditions set forth in the Warrants, the Warrants are exercisable on a cashless basis. If the Warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Securityholders upon any exercise of the Warrants.

Description of Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of our amended and restated certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the bylaws. As of August 28, 2019, there were 25,201,850 shares of common stock outstanding, and 2,700,000 shares of our Series A Convertible Preferred Stock were outstanding.

On December 18, 2015, we effected a 1-for-25 reverse stock split and 25 shares of our outstanding common stock decreased to one share of common stock. Similarly, the number of shares of common stock issuable upon the exercise of outstanding stock options or warrants, or upon the vesting of outstanding restricted stock units, decreased on a 1-for-25 basis and the exercise price of each outstanding option and warrant increased proportionately.

 Common stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our amended and restated certificate of incorporation establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our Board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Series A Convertible Preferred Stock

The Company has issued 2,700,000 shares of the Company’s Series A Convertible Preferred Stock which are summarized below. The following description is subject to, and qualified in its entirety by, the certificate of designations for the Preferred Stock, which will be filed as an exhibit to a Current Report on Form 8-K. You should review a copy of the certificate of designations for a complete description of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock.

General

Under the terms of our certificate of incorporation, as amended, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of its preferred stock. We currently have no shares of preferred stock outstanding.

Rank

The Preferred Stock will rank:

●	on par with our common stock;

●	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Preferred Stock; and

●	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Preferred Stock,

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion

Each share of Preferred Stock shall be convertible into one share of our common stock immediately upon stockholder approval of such conversion. Prior to stockholder approval, the Preferred Stock is non-convertible. As such, the Preferred Stock is convertible into an aggregate of 2,700,000 shares of our common stock. The Preferred Stock does not contain any price-based anti-dilution protection. We have agreed to hold a Special Meeting of Stockholders no later than sixty (60) days after the closing of the Preferred Private Placement to receive stockholder approval of the conversion of the Preferred Stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, holders of Preferred Stock will be entitled to receive the same amount that a holder of common stock does.

Voting Rights

Shares of Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the majority of holders of the outstanding Preferred Stock will be required to: (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the certificate of designation of the Preferred Stock, (ii) amend the Company’s certificate of incorporation or bylaws in any way that adversely affects the rights of the holders of Preferred Stock and (iii) increase the number of authorized shares of Preferred Stock.

Dividends

Holders of Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. The Preferred Stock is not entitled to any other dividends.

Redemption

We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing

There is no established public trading market for the Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Preferred Stock on any national securities exchange or trading system.

Fundamental Transactions

If, at any time that shares of Preferred Stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designations and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of common stock.

Registration Rights

The Company has agreed to certain registration rights in which the Company will file a resale registration statement with the SEC for the common stock underlying the Preferred Stock within 90 days of closing the transaction discussed in this prospectus supplement.

 Outstanding warrants

As of August 28, 2019, we had warrants outstanding to purchase an aggregate of 8,588,461 shares of common stock with a weighted-average exercise price of $1.09 per share.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Amended and restated certificate of incorporation and bylaws. Our amended and restated certificate of incorporation provides that our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Our amended and restated certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent, and that only the Board pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the Board or for proposing matters that can be acted upon at a stockholders’ meeting. Our amended and restated certificate of incorporation provides for the ability of the Board to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the Board, which rights could be senior to those of our common stock. Our amended and restated certificate of incorporation and bylaws also provide that approval of at least 66-2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our amended and restated certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for holders of our common stock to replace our Board. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

 Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

●	the transaction is approved by the Board prior to the time that the interested stockholder became an interested stockholder;
●

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

 Transfer Agent and Registrar

Computershare Shareholder Services, Inc., located in Providence, Rhode Island, Providence County, is the transfer agent and registrar for our common stock in the United States and Computershare Investor Services, Inc., located in Toronto, Ontario, Canada, is the co-transfer agent and registrar for our common stock in Canada. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the NYSE American

Our common stock is listed on the NYSE American under the symbol “NBY.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

SELLING SECURITYHOLDERS

On June 17, 2019, we entered into the Purchase Agreement for the sale of an aggregate of 1,371,427 shares of our Common Stock and warrants exercisable for 1,371,427 shares of Common Stock to the Selling Securityholders, for an aggregate purchase price of $2,400,000 (the “June 2019 Private Placement”). For each share purchased at $1.75 per share, the purchasers received a warrant to purchase one share of Common Stock, with such warrants having a one-year term and an exercise price of $0.87, callable by us if the closing price of our Common Stock, as reported on the NYSE American, is $1.00 or greater. As disclosed in the section entitled “Prospectus Summary—Recent Developments” on page 2 of this prospectus, after the June 2019 Private Placement, the Selling Securityholders purchased Preferred Stock convertible into Common Stock and Preferred Warrants exercisable into Common Stock.

We are registering the resale of the Shares and the Warrant Shares issued to permit each of the Selling Securityholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the Selling Securityholders of up to the total number of shares of Common Stock issued or issuable to the Selling Securityholders pursuant to the Purchase Agreement. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Securityholders, we are referring to the shares issued or issuable to the Selling Securityholders pursuant to the Purchase Agreement, and when we refer to the Selling Securityholders in this prospectus, we are referring to the purchasers under the Purchase Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Securityholders may sell some, all or none of the Shares and Warrant Shares. We do not know how long the Selling Securityholders will hold the Shares and Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the Shares and Warrant Shares. The Shares and Warrant Shares covered hereby may be offered from time to time by the Selling Securityholders.

The following table sets forth the name of each Selling Securityholder, the number of Shares and Warrant Shares owned by the Selling Securityholders as of August 15, 2019, the number of Shares and Warrant Shares that may be offered under this prospectus, and the number of shares of our Common Stock to be beneficially owned by the Selling Securityholders assuming all of the Shares and, after being exercised, the Warrant Shares covered hereby are sold. Solely for purposes of the following table, we have assumed that the Warrant Shares issued pursuant to the Warrants are owned by the Selling Securityholders even though the Warrants have not been exercised.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Securityholders. The information in the table below and the footnotes thereto regarding shares of Common Stock to be beneficially owned after the offering assumes the sale of all Shares and Warrant Shares being offered by the Selling Securityholders under this prospectus. We believe that each of the Selling Securityholders named in this table has sole voting and investment power with respect to the shares of Common Stock indicated as owned.

The following table sets forth:

●	the name of each of the Selling Securityholders;

●	the number of shares of our Common Stock owned by each such Selling Securityholder prior to this offering on June 26, 2019 (the closing date of the June 2019 Private Placement);

●	the number of shares of our Common Stock being offered pursuant to this prospectus; and

●	the number of shares of our Common Stock beneficially owned upon completion of this offering.

Assuming all Shares and Warrant Shares are sold, all Selling Securityholders will own less than 1% of our Common Stock after the offering, not including beneficial ownership of the Preferred Stock convertible into Common Stock and Preferred Warrants exercisable into Common Stock.

Name of Selling Securityholder	Shares of Common Stock Owned Prior to Offering(1)	Shares of Common Stock Being Offered	Shares of Common Stock Owned After Offering
Xiao Rui Liu	1,142,856	1,142,856(2)	0
Hai Dong Pang	457,142	457,142(3)	0
Ping Huang	1,142,856	1,142,856(2)	0

(1)

 Includes shares of common stock issuable upon exercise of the Warrants. For purposes hereof, we assume the issuance of all such shares pursuant to a cash exercise. Excludes both the Preferred Stock and Preferred Warrants purchased by the Selling Securityholders in the Preferred Offering on August 8, 2019 because such Preferred Stock and Preferred Warrants remain subject to approval by the Company's stockholders.

(2)	Consists of 571,428 shares of common stock issuable upon the exercise of warrants held by the Selling Securityholder and 571,428 shares of common stock owned by the Selling Securityholder.

(3)	Consists of 228,571 shares of common stock issuable upon the exercise of warrants held by the Selling Securityholder and 228,571 shares of common stock owned by the Selling Securityholder.

Relationships with the Selling Securityholders

Affiliates of NovaBay

Within the past three years, no Selling Securityholder has been an affiliate or associate of NovaBay.

PLAN OF DISTRIBUTION

The Company is registering the shares of its Common Stock offered pursuant to the registration statement and related prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which term as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer after the date of the prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Securityholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. The Company will pay other expenses relating to the preparation, updating and filing of the registration statement. The Company will not receive any of the proceeds from the sale of the Shares or Warrant Shares by the Selling Securityholders. In the case, however, of the Warrants, upon a cash exercise of the Warrants by the Selling Securityholders, the Company will receive the exercise price of $0.87 per share of its Common Stock exercised. If the Warrants are exercised in a cashless exercise, the Company will not receive any proceeds from the exercise of the Warrants.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the Selling Securityholders gift, pledge or otherwise transfer the Shares or Warrant Shares offered hereby, such transferees may offer and sell the Shares and Warrant Shares from time to time under the prospectus, provided that the prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of Selling Securityholders under the prospectus.

The Selling Securityholders may use any one or more of the following methods when disposing of Shares or Warrant Shares or interests therein, some of which may or may not involve broker-dealers acting as agent or principal:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares or Warrant Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, to the extent permitted by law;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such Shares or Warrant Shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with the Supplementary Material to FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. The Selling Securityholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by our counsel, Squire Patton Boggs (US) LLP, Washington, DC.

EXPERTS

The consolidated financial statements of NovaBay appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, as amended, have been audited by OUM & Co. LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statement, and other information regarding issuers that file electronically with the SEC, which are available at the SEC's website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.novabay.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 29, 2019 and amended on April 12, 2019;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, as filed with the SEC on May 15, 2019 and August 7, 2019, respectively;

●

our Current Reports on Form 8-K, as filed with the SEC on March 1, 2019, March 11, 2019, March 28, 2019, April 1, 2019, April 15, 2019, May 3, 2019, May 21, 2019, June 3, 2019, June 17, 2019, June 19, 2019, June 26, 2019, July 1, 2019, July 25, 2019, August 9, 2019 and August 13, 2019; and

●

the description of our Common Stock in our registration statement on Form 8-A, as filed with the SEC on August 29, 2007 and updated by our Current Report on Form 8-K filed with the SEC on June 29, 2010; and

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1550

Emeryville, CA  94608

(510) 899-8800

Attn:  Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$183
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Transfer agent and registrar fees and expenses	$2,000

Total	$17,183

Item 15.     Indemnification of Directors and Officers

The Company’s amended and restated certificate of incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Under the Delaware General Corporation Law, no director will be personally liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the duty of loyalty to the Company or the Company’s stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

●	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated bylaws provide that:

●	the Company is required to indemnify the Company’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

●	the Company may indemnify the Company’s other employees and agents as set forth in the Delaware General Corporation Law;

●

the Company is required to advance expenses to the Company’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

●	the rights conferred in the amended and restated bylaws are not exclusive.

 The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify these persons all direct and indirect costs of any type or nature whatsoever, including attorney’s fees, witness fees, and other out-of-pocket costs of whatever nature, incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Company has purchased insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16.     Exhibits

Exhibit Number
3.1

Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on March 21, 2018 (SEC File No. 001-33678))

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 4, 2018 (SEC File No. 001-33678))

3.3	Certificate of Designation (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on August 13, 2019 (SEC File No. 001-33678))
3.4

Bylaws of NovaBay Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 29, 2010 (SEC File No. 001-33678))

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2

Specimen Common Stock Certificate (incorporated by reference to the exhibit of the same description from the Company’s amendment to the registration statement on Form S-1 filed with the SEC on August 10, 2007 (SEC File No. 333-140714))

4.3	Form of Warrant issued in June 2019 Offering (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 19, 2019 (SEC File No. 001-33678))
5.1	Opinion of Squire Patton Boggs (US) LLP
23.1	Consent of OUM & Co. LLP
23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on September 4, 2019.

NOVABAY PHARMACEUTICALS, INC.

/s/ Justin M. Hall
Justin M. Hall
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Justin M. Hall and Jason Raleigh, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin M. Hall	President and Chief Executive Officer	September 4, 2019
Justin M. Hall	(principal executive officer)

/s/ Jason Raleigh	Chief Financial Officer	September 4, 2019
Jason Raleigh	(principal financial officer)

/s/ Paul E. Freiman	Chairman	September 4, 2019
Paul E. Freiman

/s/ Xinzhou (Paul) Li	Director	September 4, 2019
Xinzhou (Paul) Li

/s/ Gail J. Maderis	Director	September 4, 2019
Gail J. Maderis

/s/ Xiaopei (Ray) Wang	Director	September 4, 2019
Xiaopei (Ray) Wang

/s/ Mijia (Bob) Wu	Director	September 4, 2019
Mijia (Bob) Wu

/s/ Todd Zavodnick	Director	September 4, 2019
Todd Zavodnick